March 15, 2006



U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:    Sigmatron International, Inc.
       File No. 0-23248

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Sigmatron International, Inc. dated March 15, 2006, and agree with the statements concerning our Firm contained therein.

Very truly yours,



Grant Thornton LLP /s/